UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2019 (January 25, 2019)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

300 First Stamford Place, 5th Floor Stamford, CT 06902
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code):(203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement

The information provided in Item 2.03 below is incorporated herein by reference, as applicable.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 25, 2019, Eagle Bulk Ultraco LLC (“Eagle Ultraco”), a wholly-owned subsidiary of Eagle Bulk Shipping Inc. (the “Company”), entered into a new senior secured credit facility (the “Credit Agreement”), with the Company and certain of its indirectly vessel-owning subsidiaries, as guarantors (the “Guarantors”), the lenders party thereto (the “Lenders”), the swap banks party thereto, ABN AMRO Capital USA LLC (“ABN AMRO”), Credit Agricole Corporate and Investment Bank, Skandinaviska Enskilda Banken AB (PUBL) and DNB Markets Inc., as mandated lead arrangers and bookrunners, and ABN AMRO, as arranger, security trustee and facility agent. The Credit Agreement provides for an aggregate principal amount of $208.4 million, which consists of (i) a term loan facility in an aggregate principal amount of $153.4 million (the “Term Facility Loan”) to be used for refinancing the Existing Facilities (as defined below) and for general corporate purposes and (ii) a revolving credit facility in an aggregate principal amount of $55.0 million (the “Revolving Facility”) to be used for general corporate purposes. Subject to certain conditions set forth in the Credit Agreement, Eagle Ultraco may request an increase of up to $60.0 million in the aggregate principal amount of the Term Facility Loan. Outstanding borrowings under the Credit Agreement bear interest at LIBOR plus 2.50% per annum. The “Existing Facilities” refer to (i) the credit agreement, dated June 28, 2017, made by, among others, Eagle Ultraco, as borrower, the banks and financial institutions party thereto and ABN AMRO, as securities trustee and facility agent, in the original principal amount of up to $61.2 million and (ii) the credit agreement, dated December 8, 2017, made by, among others Eagle Shipping LLC, a wholly-owned subsidiary of the Company, as borrower, the entities and financial institutions party thereto and ABN AMRO, as security trustee and facility agent, in the original principal amount of up to $65.0 million.

The Credit Agreement matures on the earlier of (i) five years from the initial borrowing date and (ii) February 15, 2024 (the “Maturity Date”). With respect to the Credit Agreement, Eagle Ultraco must repay the aggregate principal amount of $5.0 million in quarterly installments for the first year and $6.5 million in quarterly installments from the second year until the Maturity Date. Additionally, there is a semi-annual catch up amortization payments from excess cash flow with a maximum cumulative payable of $4.6 million, with a final a balloon payment of all remaining outstanding debt under the Credit Agreement to be made on the Maturity Date.

Accrued interest on amounts outstanding under the Term Facility Loan and the Revolving Facility must be paid on the last day of each applicable interest period. Interest periods are for three months, six months or any other period agreed between Eagle Ultraco and the Lenders. Finally, Eagle Ultraco must prepay certain specified amounts outstanding under the Credit Agreement if an Eagle Vessel (as defined below) is sold or becomes a total loss or if there is a change of control with respect to the Company, Eagle Ultraco or any Guarantor.

Eagle Ultraco’s obligations under the Credit Agreement are secured by, among other items, a first priority mortgage on 21 vessels owned by the Guarantors as identified in the Credit Agreement and such other vessels that it may from time to time include with the approval of the Lenders (the “Eagle Vessels”), an assignment of certain accounts, an assignment of certain charters with terms that exceeds 12 months, an assignment of insurances, an assignment of certain master agreements, and a pledge of the membership interests of Eagle Ultraco and each Guarantor. In the future, Eagle Ultraco or the Guarantors may grant additional security to the Lenders from time to time.

The Credit Agreement contains financial covenants requiring the Company, on a consolidated basis excluding Eagle Bulk Shipco LLC and any of Eagle Bulk Shipco LLC’s subsidiaries (each, a “Restricted Subsidiary”) and any of the vessels owned by any Restricted Subsidiary to maintain a minimum amount of free cash or cash equivalents in an amount not less than the greater of (i) $600,000 per owned vessel and (ii) 7.5% of the total consolidated debt of the Company and its subsidiaries, excluding any Restricted Subsidiary, which currently consists of amounts outstanding under the Credit Agreement. The Credit Agreement also requires the Company to maintain a liquidity reserve of $600,000 per Eagle Vessel in an unblocked account. Additionally, the Credit Agreement requires the Company, on a consolidated basis excluding any Restricted Subsidiary and the vessels owned by any Restricted Subsidiary, to maintain (i) a ratio of minimum value adjusted tangible equity to total assets ratio of not less than 0.30:1, (ii) a consolidated interest coverage ratio of not less than a range varying from 1.50 to 1.00 to 2.50 to 1.00, and (iii) a positive working capital. The Credit Agreement also imposes operating restrictions on Eagle Ultraco and the Guarantors, including limiting Eagle Ultraco’s and the Guarantors’ ability to, among other things: incur additional indebtedness; create liens on assets; sell assets; dissolve or liquidate; merge or consolidate with another person; make investments; engage in transactions with affiliates; and allow certain changes of control to occur. The Credit Agreement allows for the Company to pay dividends upon satisfaction of certain conditions set forth in the Credit Agreement.

Finally, the Credit Agreement includes customary events of default, including those relating to: a failure to pay principal or interest; a breach of covenant, representation or warranty; a cross-default to other indebtedness; the occurrence of certain bankruptcy and insolvency events; the occurrence of certain ERISA events; a judgment default; the cessation of business; the impossibility or unlawfulness of performance of the loan documents; the ineffectiveness of any material provision of any loan document; the occurrence of a material adverse effect; and the occurrence of certain swap terminations.

This summary of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 2.03 by reference.

Forward-Looking Statements

Matters discussed in this Current Report on Form 8-K and the exhibits attached hereto may constitute forward-looking statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements may include words such as “believe,” “estimate,” “project,” “intend,” “expect,” “plan,” “anticipate,” and similar expressions in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward-looking statements are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, examination of historical operating trends, data contained in our records and other data available from third parties. Although the Company believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond the Company’s control, the Company cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in the Company’s view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in vessel operating expenses, including drydocking and insurance costs, or actions taken by regulatory authorities, ability of the Company’s counterparties to perform their obligations under sales agreements, charter contracts, and other agreements on a timely basis, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by the Company with the U.S. Securities and Exchange Commission.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
Credit Agreement, dated January 25, 2019, made by and among Eagle Bulk Ultraco LLC, as borrower, the initial guarantors, as guarantors, Eagle Bulk Shipping Inc., as parent and guarantor, the lenders thereto, the swap banks party thereto, ABN AMRO Capital USA LLC, Credit Agricole Corporate and Investment Bank, Skandinaviska Enskilda Banken AB (PUBL) and DNB Markets Inc., as mandated lead arrangers and bookrunners, ABN AMRO Capital USA LLC, as arranger, ABN AMRO Capital USA LLC, as security trustee and ABN AMRO Capital USA LLC, as Facility Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: January 31, 2019	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer